Exhibit 99.1

eHealth, Inc. Announces Third Quarter 2009 Results

Third Quarter 2009 Overview

•	Revenue of $35.1 million, up 23% over the third quarter of 2008
•	Operating income of $6.5 million, up 45% over the third quarter of 2008
•	Growth in IFP submitted applications of 12% over the third quarter of 2008
•	GAAP operating margins of 18% and non-GAAP operating margins of 22% for the third quarter of 2009
•	GAAP net income of $3.5 million, or $0.14 per diluted share, and non-GAAP net income of $4.3 million, or $0.17 per diluted share, for the third quarter of 2009
•	Cash flow from operations of $7.6 million, down 7% from the third quarter of 2008

MOUNTAIN VIEW, Calif.—October 27, 2009— eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the third quarter ended September 30, 2009.

Gary Lauer, chief executive officer of eHealth stated, “We are pleased with our third quarter financial results that demonstrate the strength and scalability of eHealth’s business model. This is our thirteenth consecutive quarter of revenue growth since becoming a public company. We also completed a $30 million share repurchase program, reducing our total shares outstanding by approximately 7%.”

Third Quarter Results

Revenue—Revenue totaled $35.1 million for the third quarter of 2009, a 23% increase compared to revenue of $28.5 million for the third quarter of 2008.

Submitted Applications—Submitted applications for individual and family products increased 12% in the third quarter of 2009 to 131,200 applications, compared to 117,300 applications in the third quarter of 2008.

Membership—Estimated membership at September 30, 2009 totaled 726,600 members, a 21% increase over estimated membership of 602,100 at September 30, 2008.

Operating Income—Operating income increased 45% to $6.5 million for the third quarter of 2009, compared to operating income of $4.5 million for the third quarter of 2008. Operating margins were 18% and 16% in the third quarters of 2009 and 2008, respectively. Non-GAAP operating income increased 43% to $7.8 million for the third quarter of 2009, compared to non-GAAP operating income of $5.4 million for the third quarter of 2008. Non-GAAP operating margins were 22% and 19% in the third quarters of 2009 and 2008, respectively. Non-GAAP operating income and margins in the third quarters of 2009 and 2008 exclude $1.3 million and $1.0 million of stock-based compensation expense, respectively.

Pre-tax Income—Pre-tax income for the third quarter of 2009 was $6.6 million, a 22% increase compared to pre-tax income of $5.4 million for the third quarter of 2008. Pre-tax income was unfavorably impacted in the third quarter of 2009 by a decrease in interest income of $0.8 million compared to the third quarter of 2008.

Net Income—Net income for the third quarter of 2009 was $3.5 million, or $0.14 per diluted share. Net income for the third quarter of 2008 was $3.0 million, or $0.12 per diluted share. Non-GAAP net income for the third quarter of 2009 was $4.3 million, or $0.17 per diluted share, compared to non-GAAP net income for the third quarter of 2008 of $3.7 million, or $0.14 per diluted share. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2009 exclude $1.3 million of stock-based compensation expense, adjusted by $0.4 million for estimated net income tax benefit related to stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2008 exclude $1.0 million of stock-based compensation expense, adjusted by $0.3 million for estimated income tax benefit related to stock-based compensation expense.

Cash Flow and Cash Balance—Cash flow from operations for the third quarter of 2009 was $7.6 million, compared to $8.3 million for the third quarter of 2008, representing a decrease of 7%.

The third quarter 2008 cash flow statement includes a $1.8 million cash flow benefit from taxes, of which $1.6 million of tax benefit, primarily from the utilization of net operating loss carryforwards, is included in cash flow from operations and $0.2 million of net operating loss carryforwards, from the utilization of excess tax benefits related to share-based payments, is included in cash flow from financing activities. The third quarter 2009 cash flow statement includes a $3.2 million cash flow benefit from taxes, of which $1.8 million of tax benefit, primarily from the utilization of net operating loss carryforwards, is included in cash flow from operations and $1.4 million of net operating loss carryforwards, from the utilization of excess tax benefits related to share-based payments, is included in cash flow from financing activities.

Cash, cash equivalents and short-term marketable securities as of September 30, 2009 totaled $143.4 million, compared to $150.6 million as of December 31, 2008.

During the fourth quarter of 2008, eHealth’s board of directors authorized a stock repurchase program of up to $30 million, or ten percent of eHealth’s outstanding common stock, whichever is less. Repurchases pursuant to the program began in December 2008 and were completed in September 2009. As of September 30, 2009, 1.9 million shares of common stock had been repurchased in connection with the stock repurchase program at an average price of $15.97 per share including commissions, for a total cost of $30 million, of which approximately 1.8 million shares were repurchased during the nine months ended September 30, 2009 for a total cost of $29.4 million.

Year-to-Date Results

Revenue—Revenue totaled $100.5 million for the nine months ended September 30, 2009, a 22% increase compared to revenue of $82.3 million for the nine months ended September 30, 2008.

Operating Income—Operating income increased 21% to $19.0 million for the nine months ended September 30, 2009, compared to operating income of $15.6 million for the nine months ended September 30, 2008. Operating margins were 19% in both nine-month periods ended September 30, 2009 and 2008.

Pre-tax Income—Pre-tax income for the nine months ended September 30, 2009 was $19.8 million, a 6% increase compared to pre-tax income of $18.7 million for the nine months ended September 30, 2008. Pre-tax income was unfavorably impacted in the nine months ended September 30, 2009 by a decrease in interest income of $2.3 million compared to the nine months ended September 30, 2008.

Net Income—Net income for the nine months ended September 30, 2009 was $10.6 million, or $0.41 per diluted share, compared to net income for the nine months ended September 30, 2008 of $10.5 million, or $0.40 per diluted share.

Cash Flow—Cash flow from operations for the nine months ended September 30, 2009 was $20.7 million, compared to $22.8 million for the nine months ended September 30, 2008, representing a decrease of 9%.

2009 Guidance

With respect to guidance and based on information currently available, eHealth is revising its revenue and GAAP net income per diluted share guidance for the full year ending December 31, 2009. eHealth is also revising the expected range for stock-based compensation and GAAP income tax rate for the full year ending December 31, 2009.

•	Total revenue is expected to be in the range of $134 million to $136 million, compared to previous guidance of $131 million to $136 million

•	Stock-based compensation expense is expected to be in the range of $4.6 million to $5.0 million, compared to previous guidance of $5 million to $6 million

•	GAAP income tax rate is expected to be in the range of 44% to 46%, compared to previous guidance of 43% to 45%

•	GAAP net income per diluted share is expected to be in the range of $0.53 to $0.61 per share, compared to previous guidance of $0.51 to $0.61 per share

Webcast and Conference Call Information

A Webcast and conference call will be held today, Tuesday, October 27, 2009 at 5:00 p.m. EDT / 2:00 p.m. PDT. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-271-0675 for domestic callers and 617-213-8892 for international callers. The participant passcode is #47841791. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is #82254970. The live and archived webcast of the call will also be available on eHealth’s website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, http://www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding eHealth’s guidance for total revenue, stock-based compensation expense, GAAP income tax rate, and GAAP net income per diluted share for the year ending December 31, 2009. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with changes and developments in the structure of the health insurance system in the United States and healthcare system reform, eHealth’s rate of growth, changes in the economy, weak economic conditions, consumer awareness of the availability and accessibility of affordable health insurance, changes in member conversion rates and factors affecting conversion, eHealth’s ability to continue to increase its membership base and retain its members, eHealth’s ability to maintain or expand its relationships with health insurance carriers and marketing partners, negative publicity experienced by eHealth’s carrier partners, changes in products offered on eHealth’s ecommerce platform, changes in commission payments or carrier underwriting practices, maintaining and enhancing eHealth’s brand identity and the effectiveness of eHealth’s marketing and public relations efforts, system failures, capacity constraints, data loss or online commerce security risks, continued acceptance of the Internet as a medium for the purchase and sale of health insurance, dependence upon Internet search engines, reliance on marketing partners, the pursuit of new strategies and opportunities in the health insurance market, timing of receipt and accuracy of commission reports and related impact on estimating membership, payment practices of health insurance carriers, competition, eHealth’s operations in China and any expansion into foreign countries, success in the sale of sponsorship advertising and the licensing of the use of eHealth’s ecommerce platform, success of the health savings account (HSA) platform, protection of intellectual property and defense of intellectual property rights claims, legal liability, regulatory penalties and negative publicity, ability to attract and retain qualified personnel, management of future growth, seasonality, impact of future acquisitions, implementation of internal enterprise systems and maintenance of proper and effective internal controls, impact of provisions for income taxes, changes in laws and regulations, compliance with insurance and other laws and regulations, exposure to online commerce security risks, and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP operating income consists of GAAP operating income excluding the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123(R) beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

Non-GAAP net income consists of GAAP net income excluding the effects of expensing stock-based compensation adjusted for estimated income tax benefit related to stock-based compensation expense as well as additional tax expense recorded during the period in accordance with SFAS 123(R).

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the company’s ongoing operations. Externally, the company believes that these non-GAAP financial measures continue to be useful to investors in their assessment of the company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the costs associated with the operations of the company’s business and do not reflect all of the income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The company expects to continue to incur stock-based compensation costs described above, and exclusion of these costs, and their related income tax impact, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The company compensates for these limitations by prominently disclosing GAAP operating income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Director, Public Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2008	September 30, 2009
Assets	(1)	(unaudited)
Current assets:
Cash and cash equivalents	$94,136	$100,015
Marketable securities	56,499	43,434
Accounts receivable	2,005	2,204
Deferred income taxes	7,580	3,875
Prepaid expenses and other current assets	1,874	2,328

Total current assets	162,094	151,856
Property and equipment, net	4,567	4,003
Deferred income taxes	1,314	2,271
Other assets	780	748

Total assets	$168,755	$158,878

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,190	$1,563
Accrued compensation and benefits	4,662	4,982
Accrued marketing expenses	3,162	4,239
Deferred revenue	427	331
Other current liabilities	2,707	2,045

Total current liabilities	13,148	13,160
Other non-current liabilities	628	1,591

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	173,095	181,136
Treasury stock shares, at cost	(639)	(29,999)
Deferred stock-based compensation	(22)	(1)
Accumulated deficit	(17,892)	(7,303)
Accumulated other comprehensive income	412	269

Total stockholders’ equity	154,979	144,127

Total liabilities and stockholders’ equity	$168,755	$158,878

(1)	The condensed consolidated balance sheet at December 31, 2008 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Revenue:
Commission	$25,788	$31,086	$74,663	$89,229
Sponsorship, licensing and other	2,687	4,037	7,593	11,250

Total revenue	28,475	35,123	82,256	100,479

Operating costs and expenses:
Cost of revenue-sharing	469	1,470	1,338	3,588
Marketing and advertising (1)	11,502	14,266	30,633	40,631
Customer care and enrollment (1)	3,722	3,651	10,655	11,100
Technology and content (1)	3,565	4,126	10,548	11,539
General and administrative (1)	4,731	5,119	13,475	14,671

Total operating costs and expenses	23,989	28,632	66,649	81,529

Income from operations	4,486	6,491	15,607	18,950
Interest and other income, net	935	143	3,085	800

Income before income taxes	5,421	6,634	18,692	19,750
Provision for income taxes	2,400	3,182	8,173	9,161

Net income	$3,021	$3,452	$10,519	$10,589

Net income per share:
Basic	$0.12	$0.14	$0.42	$0.43
Diluted	$0.12	$0.14	$0.40	$0.41

Weighted-average number of shares used in per share amounts:
Basic	25,060	24,240	24,925	24,627
Diluted	25,921	25,152	26,007	25,529

(1) Includes stock-based compensation expense as follows:
Marketing and advertising	$151	$184	$484	$580
Customer care and enrollment	49	92	200	240
Technology and content	203	312	653	814
General and administrative	552	702	1,272	1,794

Total	$955	$1,290	$2,609	$3,428

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Operating activities
Net income	$3,021	$3,452	$10,519	$10,589
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,629	1,837	7,146	5,074
Depreciation and amortization	467	554	1,271	1,673
Amortization and accretion on marketable securities, net	—	206	—	607
Stock-based compensation expense	955	1,290	2,609	3,428
Excess tax benefits from stock-based compensation	(216)	(1,351)	(216)	(3,986)
Deferred rent	(8)	(7)	(43)	(57)
Loss on disposal of property and equipment	28	4	39	16
Changes in operating assets and liabilities:
Accounts receivable	(315)	(93)	(260)	(199)
Prepaid expenses and other current assets	734	982	456	386
Other assets	(11)	182	21	473
Accounts payable	(13)	(195)	357	(628)
Accrued compensation and benefits	181	244	(700)	319
Accrued marketing expenses	1,168	267	1,488	1,077
Deferred revenue	74	(147)	(85)	(96)
Other current liabilities	563	424	148	1,985
Other non-current liabilities	—	—	—	21

Net cash provided by operating activities	8,257	7,649	22,750	20,682

Investing activities
Purchases of property and equipment	(933)	(588)	(2,242)	(1,122)
Purchase of other assets	—	—	—	(1,280)
Purchases of marketable securities	(11,143)	(2,026)	(61,565)	(40,550)
Sales of marketable securities	2,053	3,000	10,120	4,006
Maturities of marketable securities	6,786	13,500	38,379	48,900

Net cash provided by (used in) investing activities	(3,237)	13,886	(15,308)	9,954

Financing activities
Net proceeds from exercise of common stock options	85	285	1,426	645
Excess tax benefits from stock-based compensation	216	1,351	216	3,986
Repurchase of common stock	—	(24,767)	—	(29,360)
Principal payments in connection with capital lease	—	(11)	—	(30)

Net cash provided by (used in) financing activities	301	(23,142)	1,642	(24,759)

Effect of exchange rate changes on cash and cash equivalents	3	1	46	2

Net increase (decrease) in cash and cash equivalents	5,324	(1,606)	9,130	5,879
Cash and cash equivalents at beginning of period	85,201	101,621	81,395	94,136

Cash and cash equivalents at end of period	$90,525	$100,015	$90,525	$100,015

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

Key Metrics:	Three Months Ended September 30, 2008	Three Months Ended September 30, 2009
Operating cash flows (1)	$8,257,000	$7,649,000
IFP submitted applications (2)	117,300	131,200
IFP approved members (3)	100,800	111,100
Total approved members (4)	144,400	146,900
Total revenue (5)	$28,475,000	$35,123,000
Total revenue per estimated member for the period (6)	$48.19	$49.00

	As of September 30, 2008	As of September 30, 2009
IFP estimated membership (7)	506,100	630,900
Total estimated membership (8)	602,100	726,600

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2009
Marketing and advertising expenses (9)	$11,502,000	$14,266,000
Marketing and advertising expenses as a percentage of total revenue (10)	40%	41%
Marketing and advertising expenses excluding stock-based compensation (11)	$11,351,000	$14,082,000
Marketing and advertising expenses excluding stock based compensation as a percentage of total revenue (12)	40%	40%

Other Metrics:
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	39%	43%
Marketing partners (14)	33%	31%
Online advertising (15)	28%	26%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (16)	$65.34	$74.73
Acquisition cost (excluding stock-based compensation) per individual on IFP submitted applications (17)	$64.48	$73.77

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.

(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life or student health insurance product offerings.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation.

(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation.

(5)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.

(6)	Calculated as total revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). Ending membership includes an estimated number of members transferred from Health Benefits Direct Corporation during 2009, net of estimated cancelations since their transfer, of approximately 25,000 members. See our 2008 Annual Report on Form 10-K—Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(7)	Estimated number of members active on IFP insurance policies as of the date indicated. Amounts as of September 30, 2009 include the estimated number of members transferred from Health Benefits Direct Corporation during 2009, net of estimated cancelations since their transfer, of approximately 25,000 members. See our 2008 Annual Report on Form 10-K—Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)	Estimated number of members active on all insurance policies as of the date indicated. Amounts as of September 30, 2009 include the estimated number of members transferred from Health Benefits Direct Corporation during 2009, net of estimated cancelations since their transfer, of approximately 25,000 members. See our 2008 Annual Report on Form 10-K—Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.

(10)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by total revenue for the period (see note (5) above).

(11)	Non-GAAP marketing and advertising expenses excluding stock-based compensation for the period. See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.

(12)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (5) above). See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.

(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

(16)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost.

(17)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost exclusive of the impact of stock-based compensation allocated to marketing and advertising expenses.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended September 30, 2009
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$31,086	89%	$—	$31,086	89%
Sponsorship, licensing and other	4,037	11	—	4,037	11

Total revenue	35,123	100	—	35,123	100
Operating costs and expenses:
Cost of revenue-sharing	1,470	4	—	1,470	4
Marketing and advertising (1)	14,266	41	(184)	14,082	40
Customer care and enrollment (1)	3,651	10	(92)	3,559	10
Technology and content (1)	4,126	12	(312)	3,814	11
General and administrative (1)	5,119	15	(702)	4,417	13

Total operating costs and expenses	28,632	82	(1,290)	27,342	78

Income from operations	6,491	18	1,290	7,781	22
Interest and other income, net	143	0	—	143	0

Income before income taxes	6,634	19	1,290	7,924	23
Provision for income taxes (2)	3,182	9	398	3,580	10

Net income	$3,452	10%	$892	$4,344	12%

Net income per share:
Basic	$0.14		$0.04	$0.18
Diluted	$0.14		$0.03	$0.17

Weighted-average number of shares used in per share amounts:
Basic	24,240		24,240	24,240
Diluted	25,152		25,152	25,152

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123(R) beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, adjusted for estimated income tax benefit related to stock-based compensation expense.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended September 30, 2008
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$25,788	91%	$—	$25,788	91%
Sponsorship, licensing and other	2,687	9	—	2,687	9

Total revenue	28,475	100	—	28,475	100
Operating costs and expenses:
Cost of revenue-sharing	469	2	—	469	2
Marketing and advertising (1)	11,502	40	(151)	11,351	40
Customer care and enrollment (1)	3,722	13	(49)	3,673	13
Technology and content (1)	3,565	13	(203)	3,362	12
General and administrative (1)	4,731	17	(552)	4,179	15

Total operating costs and expenses	23,989	84	(955)	23,034	81

Income from operations	4,486	16	955	5,441	19
Interest and other income, net	935	3	—	935	3

Income before income taxes	5,421	19	955	6,376	22
Provision for income taxes (2)	2,400	8	300	2,700	9

Net income	$3,021	11%	$655	$3,676	13%

Net income per share:
Basic	$0.12		$0.03	$0.15
Diluted	$0.12		$0.02	$0.14

Weighted-average number of shares used in per share amounts:
Basic	25,060		25,060	25,060
Diluted	25,921		25,921	25,921

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123(R) beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, adjusted for estimated income tax benefit related to stock-based compensation expense.